Exhibit 4

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree by and among themselves to the joint filing on behalf of them of a Statement on Schedule 13D and that this Agreement be included as an Exhibit to such filing. The undersigned further agree that any and all amendments to such Statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained in such Statement on Schedule 13D or in any such joint amendment thereto, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute one instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 9th day of December, 2011.

Statoil ASA

By:	/s/ IRENE RUMMELHOFF
Name:	Irene Rummelhoff
Title:	Attorney-in-Fact

Statoil Petroleum AS

By:	/s/ JEFFREY C. ZARUBA
Name:	Jeffrey C. Zaruba
Title:	Attorney-in-Fact

Statoil International Holding AS

By:	/s/ JEFFREY C. ZARUBA
Name:	Jeffrey C. Zaruba
Title:	Attorney-in-Fact

Statoil Investment Americas AS

By:	/s/ HELGE HALDORSEN
Name:	Helge Haldorsen
Title:	Vice President — Strategy and Director

Statoil E&P Americas LP
By: Statoil Americas Investments LLC, its general partner

By:	/s/ JEFFREY C. ZARUBA
Name:	Jeffrey C. Zaruba
Title:	Treasurer and Assistant Secretary

Statoil USA Properties Inc.

By:	/s/ ANDREW BYRON WINKLE
Name:	Andrew Byron Winkle
Title:	Vice President — Asset Development

Fargo Acquisition Inc.

By:	/s/ IRENE RUMMELHOFF
Name:	Irene Rummelhoff
Title:	President

[Signature Page to Joint Filing Agreement]